Exhibit 10.2

Amendment No. 1, dated as of November 14, 2013, to the Amended and Restated Employment Agreement dated as of March 12, 2013 (the “Employment Agreement”), by and between Blyth, Inc., a Delaware corporation (the “Company”), and Robert B. Goergen (the “Executive”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

WHEREAS, Section 3(a) of the Employment Agreement provides that, during the remainder of the Employment Period that follows the Initial Term, the Executive shall be employed as the “non-executive” Chairman of the Board of the Company; and

WHEREAS, the Company and the Executive desire to confirm that, during the remainder of the Employment Period that follows the Initial Term, the Executive shall have such duties and responsibilities for the management of the Company as shall be assigned to him from time to time by the Board of Directors of the Company, provided that such duties and responsibilities shall not be inconsistent with those that could reasonably be expected to be performed by a part-time senior executive of a major corporation.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the Company and the Executive (together, the “Parties”) agree as follows:

1.	The text of the second sentence of Section 3(a) of the Employment Agreement is hereby amended by deleting the words “non-executive” so that it reads in its entirety as follows:

During the remainder of the Employment Period, the Executive shall be employed as the Chairman of the Board of the Company and shall have such duties and responsibilities for the management of the Company as shall be assigned to him from time to time by the Board of Directors of the Company; provided that such duties and responsibilities shall not be inconsistent with those that could reasonably be expected to be performed by a part-time senior executive of a major corporation; and provided, further, that, notwithstanding the termination of the Initial Term, the Company shall continue to provide to the Executive executive office space and secretarial support comparable to that made available to the Executive during the Initial Term.
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2.	Except as amended hereby, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.
Blyth, Inc.                        The Executive

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By:                            Robert B. Goergen
Its: